Exhibit 23.2
Consent of Independent Auditors
We consent to the use in this Registration Statement on Form S-1 of US BioEnergy Corporation of the following reports:
•	our report dated February 18, 2005, except for Notes 10 and 11, as to which the date is July 14, 2006, relating to our audit of the consolidated balance sheet of United Bio Energy, LLC as of December 31, 2004, and the related consolidated statements of operations, members’ equity and cash flows for the year then ended, and

•	our report dated July 14, 2006 relating to our audit of the consolidated statements of operations, changes in shareholders’ equity and cash flows of ICM Marketing, Inc. for the year ended December 31, 2003, incorporated herein.
We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1 of US BioEnergy Corporation (No. 333-136279).

Kennedy and Coe, LLC

Wichita, Kansas
December 14, 2006
250 NORTH ROCK ROAD, SUITE 270, WICHITA, KS 67206-2242. PHONE (316) 685-0222. FAX (316) 685-1868. WWW.KCOE.COM
Members of: American Institute of Certified Public Accountants. Offices in Kansas, Okalahoma and Colorado